Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion, in this Form 8-K/A, of our report, dated September 29, 2022, with respect to our audit on the financial statements of Yunnan Runcansheng Technology Company Limited for the years ended December 31, 2021 and 2020.

KCCW Accountancy Corp.

Diamond Bar, California

September 30, 2022